UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 30, 2009

(Date of earliest event reported)

QUEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33787 (Commission File Number)	26-0518546 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2009, Quest Cherokee, LLC (“Quest Cherokee”), Quest Energy Partners, L.P. (the “Partnership”) and Quest Cherokee Oilfield Service, LLC (“QCOS”) entered into a Third Amendment to Second Lien Senior Term Loan Agreement (the “Third Amendment”) to extend the maturity date of the Second Lien Senior Term Loan Agreement, as amended, from September 30, 2009 to October 31, 2009. The Third Amendment is among Quest Cherokee, as borrower, the Partnership and QCOS, as guarantors, Royal Bank of Canada, as administrative agent and collateral agent, KeyBank National Association, as documentation agent, Société Générale, as documentation agent, and the lenders party thereto.

The summary of the Third Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1

Third Amendment to Second Lien Senior Term Loan Agreement, dated as of September 30, 2009, by and among Quest Cherokee, LLC, Quest Energy Partners, L.P., Quest Cherokee Oilfield Service, LLC, Royal Bank of Canada, KeyBank National Association, Société Générale and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST ENERGY PARTNERS, L.P.
By: Quest Energy GP, LLC, its General Partner

/s/ Eddie M. LeBlanc III
By:	Eddie M. LeBlanc III
Chief Financial Officer

Date: October 1, 2009